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                                                                     EXHIBIT 4.1


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                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of July 16, 2001

                                       to

                                    INDENTURE

                           Dated as of March 13, 2001

                                     between

                                NRG ENERGY, INC.

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee


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         THIRD SUPPLEMENTAL INDENTURE, dated as of July 16, 2001 (this "Third
Supplemental Indenture"), to the Indenture, dated as of March 13, 2001 (the "Base Indenture"), between NRG ENERGY, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of March 13, 2001 (the "First Supplemental Indenture"), between the Company and the Trustee and the Second Supplemental Indenture, dated as of April 5, 2001 (the "Second Supplemental Indenture"), between the Company and the Trustee.

         WHEREAS, the Company and the Trustee have heretofore executed and delivered the Base Indenture to provide for the issuance from time to time of Securities (as defined in the Base Indenture) of the Company, to be issued in one or more Series (as defined in the Base Indenture);

         WHEREAS, Sections 2.1, 2.2 and 7.1 of the Base Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, (i) the purpose of establishing the designation, form, terms and provisions of Securities of any Series as permitted by Sections 2.1, 2.2 and 7.1 of the Base Indenture and (ii) the purpose of reopening a Series of Securities for issuances of additional Securities of such Series;

         WHEREAS, the Company (i) desires the issuance of a new separate Series of Securities to be designated as hereinafter provided and desires to reopen for issuance of additional Securities the Series of Securities designated the 8.625% Senior Notes due 2031 established by the Second Supplemental Indenture (the "Senior Notes due 2031") and (ii) has requested the Trustee to enter into this Third Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Securities of such new Series and reopening the Senior Notes due 2031;

         WHEREAS, all action on the part of the Company necessary to authorize the issuance of said Securities under the Base Indenture and this Third Supplemental Indenture has been duly taken.

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         That, in order to establish the designation, form, terms and provisions of or reopen for issuance, and to authorize the authentication and delivery of, said Securities, and in consideration of the acceptance of said Securities by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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                                   ARTICLE I

                                  DEFINITIONS

         (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

         (b) The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

         (c) For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

         "Change of Control" means the occurrence of one or more of the following events: (i) Xcel or its successors ceases to own a majority of the outstanding Voting Stock of the Issuer, (ii) at any time following the occurrence of the event described in the preceding clause (i), a Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons (other than Xcel) shall have become the beneficial owner directly or indirectly, or shall have acquired the absolute power to direct the vote, of more than 35% of the outstanding Voting Stock of the Issuer or (iii) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors (together with any new directors whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved) shall cease for any reason to constitute a majority of the Board of Directors. Notwithstanding the foregoing, a Change of Control shall be deemed not to have occurred with respect to a Series of Securities if one or more of the above events occurs or circumstances exist and, after giving effect thereto, the Securities of such Series are rated Investment Grade.

         "Comparable Treasury Issue" means the United States Treasury security selected by Banc of America Securities LLC or Deutsche Banc Alex. Brown Inc., or any of their respective affiliates as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes due 2006.




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         "Comparable Treasury Price" means the average of three Reference
Treasury Dealer Quotations obtained by the Trustee in respect of the Senior Notes due 2006 to be redeemed on the applicable redemption date.

         "Make Whole Amount" means, with respect to the Senior Notes due 2006 at any time, the sum of the present values of the Remaining Scheduled Payments discounted, on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months), at a rate equal to the Treasury Rate plus 25 basis points. The Make Whole Amount shall be computed as of the third Business Day prior to the applicable redemption date, and certified, by an Investment Banker.

         "Notes" means the Senior Notes due 2006 and the Senior Notes due 2031.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to t he Trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding the redemption date.

         "Reference Treasury Dealers" means Banc of America Securities LLC and Deutsche Banc Alex. Brown Inc. (so long as they continue to be primary U.S. Government securities dealers) and any two other primary U.S. Government securities dealers chosen by the Company. If Banc of America Securities LLC or Deutsche Banc Alex. Brown Inc. ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

         "Remaining Scheduled Payments" means, with respect to each Senior Note due 2006 that the Company is redeeming, the remaining scheduled payments of the principal and interest that would be due after the related redemption date if such Senior Note due 2006 were not redeemed. However, if the redemption date is not a scheduled interest payment date with respect to that Senior Note due 2006, the amount of the next succeeding scheduled interest payment on that Senior Note due 2006 will be reduced by the amount of interest accrued on such Senior Note due 2006 to the redemption date.

         "Senior Notes due 2006" shall have the meaning ascribed thereto in
Section 2.1(a) hereof.






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         "Senior Notes due 2031" shall have the meaning ascribed thereto in the recitals hereof.

         "Treasury Rate" means, with respect to any redemption date, an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The semiannual equivalent yield to maturity will be computed as of the third Business Day immediately preceding the redemption date.


                                   ARTICLE II

           GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES DUE 2006

         SECTION 2.1 Designation and Principal Amount.

         (a) There is hereby authorized a new separate Series of Securities designated the 6.75% Senior Notes due 2006 (the "Senior Notes due 2006").

         (b) The aggregate principal amount of the Senior Notes due 2006 shall be limited to $340,000,000 (except that such Series of Securities may be re-opened for issuance of additional Securities as provided in Article II of the Base Indenture).

         (c) The Senior Notes due 2006 may be issued from time to time upon written order of the Company to the Trustee for the authentication and delivery of the Senior Notes due 2006 pursuant to Section 2.2 of the Base Indenture.

         (d) The Senior Notes due 2006 shall have and be subject to such other terms as provided in the Base Indenture and shall be evidenced by one or more Securities of that Series in the form of Exhibit A to the Base Indenture.

         (e) The Senior Notes due 2006 shall be issuable in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         SECTION 2.2 Maturity. The date upon which the Senior Notes due 2006 shall become due and payable at final maturity, together with any accrued and unpaid interest, is July 15, 2006 (the "2006 Notes Maturity Date").



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         SECTION 2.3 Interest.

         (a) The Senior Notes due 2006 will bear interest at the 2006 Notes Interest Rate (as defined below) from July 16, 2001, until the principal thereof becomes due and payable. Interest on the Senior Notes due 2006 will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2002, to the Person in whose name any such Senior Note due 2006 or any predecessor Note is registered, at the close of business on the regular record date for such interest installment, which, in the case of a Global Security, shall be the close of business on the January 1 and July 1 next preceding such Interest Payment Date. Notwithstanding the foregoing sentence, if the Notes are no longer in book-entry only form, the regular record dates for the Notes shall be the January 1 and July 1 prior to the applicable Interest Payment Date.

         (b) The interest rate in respect of the Senior Notes due 2006 will be 6.75% per annum (the "2006 Notes Interest Rate").

         (c) In the event that any date on which interest is payable on the Senior Notes due 2006 is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, with the same force and effect as if made on such date, and no interest shall accrue on the amount so payable from the period from and after such Interest Payment Date or Maturity Date, as the case may be (each date on which interest is actually payable, an "Interest Payment Date").

         SECTION 2.4 Global Securities.

     The Senior Notes due 2006 shall be issued in the form of one or more Global Securities in an aggregate principal amount equal to the aggregate principal amount of all outstanding Senior Notes due 2006, to be registered in the name of the U.S. Depositary, or its nominee, and delivered by the Trustee to or upon the order of the U.S. Depositary for crediting to the accounts of its participants pursuant to the written instructions of the Company. The Company upon any such presentation shall execute one or more Global Securities in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Base Indenture and this Third Supplemental Indenture. Payments on Senior Notes due 2006 issued as one or more Global Securities will be made to the U.S. Depositary.



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                                  ARTICLE III

                    REDEMPTION OF THE SENIOR NOTES DUE 2006

         SECTION 3.1 Optional Redemption of the Senior Notes due 2006.

         The Company at its option may, at any time, redeem the Senior Notes due 2006, in whole or in part, upon payment of a redemption price equal to (A) the greater of (i) 100% of the principal amount of the Senior Notes due 2006 to be redeemed and (ii) the Make Whole Amount, plus (B) accrued and unpaid interest, if any, on the principal amount of Senior Notes due 2006 being redeemed to the redemption date.

         SECTION 3.2 No Sinking Fund.

         The Senior Notes due 2006 are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV

                     REOPENING OF THE SENIOR NOTES DUE 2031

         SECTION 4.1 Reopening of the Senior Notes due 2031. The Senior Notes due 2031 are hereby reopened and there is hereby authorized $160,000,000 principal amount of additional Senior Notes due 2031 (the "Additional 2031 Notes"), which shall rank equally in all respects with the Senior Notes due 2006 authorized by and issued under the Second Supplemental Indenture (the "Original 2031 Notes") in all respects, shall form a single series of $500,000,000 principal amount with the Original 2031 Notes, with the same CUSIP number, and shall have the same terms as the Original 2031 Notes as set forth in the Second Supplemental Indenture. Interest on the Additional 2031 Notes shall accrue from April 5, 2001. The Additional 2031 Notes shall be in a form identical to the form of the Original 2031 Notes except that the date of original issuance will be July 16, 2001. The Additional 2031 Notes may be issued from time to time upon written order of the Company to the Trustee for the authentication and delivery of the Additional 2031 Notes pursuant to Section 2.2 of the Base Indenture. All references to the Senior Notes due 2006 herein, in the Second Supplemental Indenture and in any Senior Notes due 2006 shall be deemed to include the Additional 2031 Notes issued hereunder.



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                                    ARTICLE V

                             ORIGINAL ISSUE OF NOTES

         SECTION 5.1 Original Issue of Senior Notes due 2006.

         The Senior Notes due 2006 in the aggregate principal amount of $340,000,000 may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.2 of the Base Indenture without any further action of the Company.

         SECTION 5.2 Original Issue of Senior Notes due 2031.

         The Additional 2031 Notes in the aggregate principal amount of $160,000,000 may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.2 of the Base Indenture without any further action of the Company.


                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.1 Ratification of Base Indenture, First Supplemental Indenture and Second Supplemental Indenture.

         The Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, as supplemented by this Third Supplemental Indenture, are in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

         SECTION 6.2 Trustee Not Responsible for Recitals.

         The recitals contained herein and in the Notes, except with respect to the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.



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The Trustee makes no representations as to the validity or sufficiency of this
Third Supplemental Indenture or of the Notes.

         SECTION 6.3 Governing Law.

         THIS THIRD SUPPLEMENTAL INDENTURE AND EACH NOTE OF EACH SERIES CREATED HEREUNDER SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH SECTION 5-1401).

         SECTION 6.4 Separability.

         In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 6.5 Counterparts.

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.




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         IN WITNESS WHEREOF, the parties have caused this Third Supple-mental
Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                   NRG ENERGY, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   THE BANK OF NEW
                                   YORK, as Trustee By: Name: Title:


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title: